 AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF IFR INSTRUMENTS, INC.

IFR Instruments, Inc. (the “Corporation”), a corporation originally incorporated under the name of IFR Systems, Inc. on December 10, 1995 and organized and existing under and by virtue of the General Corporation laws of the State of Delaware, does hereby certify:

FIRST: By written consent in lieu of a meeting, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as set forth in paragraph THIRD of this Amended and Restated Certificate of Incorporation and calling a meeting of the stockholders of the Corporation for consideration thereof. This Amended and Restated Certificate of Incorporation was thereto duly adopted and approved by the sole stockholder of the Corporation by written consent in lieu of a meeting.

SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation law of the State of Delaware.

THIRD: That the Amended and Restated Certificate of Incorporation, as amended and restated hereby, reads in its entirety as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF IFR AMERICAS, INC.

FIRST: The name of the corporation is IFR Americas, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19899. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value $1.00 per share, and are to be of one class.

FIFTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification, or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to rights reserved in this article.

NINTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of stockholders of the Corporation, or until his successor is elected and qualifies is Alfred B. Hunt, III, 10200 West York Street, Wichita, Kansas 67215.

IN WITNESS WEREHOF, IFR Instruments, Inc. has caused this Certificate to be signed and attested by its duly authorized officer this 18th day of March, 1998.

IFR Instruments, Inc.

By:	/s/ Alfred H. Hunt, III
Alfred H. Hunt, III, President

ATTEST:

By:	/s/ Charles J. Woodin
Charles J. Woodin, Secretary

CERTIFICATE OF MERGER
MERGING

IFR INSTRUMENTS OF TEXAS, INC.,
a Delaware corporation,
into
IFR AMERICAS, INC.,
a Delaware corporation
(Under Section 251 of the General Corporation
Law of the State of Delaware)

IFR AMERICAS, INC., a Delaware, a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name and state of incorporation of each of the constituent corporations are:

Name	State of Incorporation

IFR Americas, Inc.	Delaware
IFR Instruments of Texas, Inc.	Delaware

SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is IFR Americas, Inc.

FOURTH: That the certificate of incorporation of IFR Americas, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 10200 West York, Wichita, Kansas 67215.

SIXTH: That upon the request of any stockholder of a constituent corporation, a copy of the plan and agreement of merger will be provided without cost to such stockholder by the Surviving Corporation.

IN WITNESS WHEREOF, IFR Americas, Inc. has caused this Certificate to be signed by Alfred H. Hunt, III, its authorized officer, this 26 day of February, 1999.

IFR AMERICAS, INC.

By:	/s/ Alfred H. Hunt, III
Alfred H. Hunt, III

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
IFR AMERICAS, INC.

IFR AMERICAS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of IFR AMERICAS, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to adopt the following amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article First of the Corporation's Certificate of Incorporation, so that, as amended said Article shall be and read as follows;

“FIRST: The name of the corporation is Aeroflex Wichita, Inc.”

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WI'T'NESS WHEREOF, said IFR AMERICAS, INC. has caused this certificate to be signed by Michael Gorin, its Vice President and Charles Badlato, its Assistant Secretary, this 29 day of August, 2003.

IFR AMERICAS, INC.

By:	/s/ Michael Gorin
Michael Gorin, Vice President

ATTEST:

By:	/s/ Charles Badlato
Charles Badlato, Asst. Secretary

CERTIFICATE OF MERGER

-of-

JCAIR, INC.
(A Kansas corporation)

into

AEROFLEX WICHITA, INC.
(A Delaware corporation)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

JcAIR, Inc.	Kansas
Aeroflex Wichita, Inc.	Delaware

SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware. The Plan and Agreement of Merger is set forth as Exhibit “A”.

THIRD: That the name of the surviving corporation of the merger is: AEROFLEX WICHITA, INC.

FOURTH: That the Certificate of Incorporation of AEROFLEX WICHITA, INC., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger is on file at the principal office of the surviving corporation, the address of which is: 10200 West York Street, Wichita, Kansas 67215-8999.

SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

			Par value per
			share or statement
		that shares are	without
Corporation	Class	Number of Shares	par value

JcAIR, Inc.	Common	2,000,000	No Par Value

EIGHTH: That this Certificate of Merger shall be effective on May 9, 2005.
Dated: April 29, 2005

AEROFLEX WICHITA, INC.

By:	/s/ Michael Gorin
Michael Gorin
Vice President

Exhibit “A”

PLAN AND AGREEMENT OF MERGER

PLAN AND AGREEMENT OF MERGER, dated this 29th day of April, 2005, pursuant to Section 252 of the General Corporation Law of the State of Delaware, between Aeroflex Wichita, Inc.., a Delaware corporation which is a wholly-owned subsidiary of Aeroflex Incorporated, and JcAIR, Inc., a Kansas corporation which is a wholly-owned subsidiary of Aeroflex Wichita, Inc.

WHEREAS, Aeroflex Wichita, Inc. and JcAIR, Inc. deem it to their benefit and advantage that JcAIR, Inc. shall merge with and into Aeroflex Wichita, Inc. and that Aeroflex Wichita, Inc. shall continue as the surviving corporation in such merger, upon the terms and subject to the conditions set forth in the Agreement and in accordance with the laws of the State of Delaware; and

WHEREAS, the Boards of Directors and stockholders ofAeroflex Wichita, Inc. and JcAIR, Inc. have, by resolutions duly adopted, approved this Agreement;

NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: Aeroflex Wichita, Inc., a corporation organized under the laws of the State of Delaware, shall merge with and into itself, and assume the liabilities and obligations of, JcAIR, Inc., and said JcAIR, Inc. shall be and hereby is merged into Aeroflex Wichita, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of Aeroflex Wichita, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

THIRD: The presently issued and outstanding shares of stock of JcAIR, Inc., the merging corporation, all of which are owned by Aeroflex Wichita, Inc., shall be surrendered and canceled. The presently issued and outstanding shares of stock of Aeroflex Wichita, Inc., all of which are owned by Aeroflex Incorporated, shall remain outstanding and shall constitute all the outstanding shares of stock of the surviving corporation.

FOURTH: The terms and conditions of the merger are as follows:

(a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effective on May 9, 2005.

(d)  Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by an authorized officer of each party hereto as the respective act, deed and agreement of said corporations on this 29th day of April, 2005.

Aeroflex Wichita, Inc.

BY:	/s/ Michael Gorin
Michael Gorin
Vice President

JcAIR, Inc.

By:	/s/ Michael Gorin
Michael Gorin
Vice President

CERTIFICATES

I, Charles Badlato, Assistant Secretary of Aeroflex Wichita, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Assistant. Secretary, that the Plan and Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of JcAIR, Inc., a corporation of the State of Kansas, was duly adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the sole stockholder holding 1,000 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of said Aeroflex Wichita, Inc. and the duly adopted agreement and act of the said corporation.

WITNESS, my hand on this 29th day of April, 2005.

/s/ Charles Badlato
Charles Badlato, Assistant Secretary

I, Charles Badlato, Assistant Secretary of JcAIR, Inc., a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Secretary, that the Plan and Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Aeroflex Wichita, Inc., a corporation of the State of Delaware, was duly adopted pursuant to Section 17-6702 of the Kansas Statutes Annotated by the unanimous written consent of the sole stockholder holding 1,666,666 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of said JcAIR, Inc. and the duly adopted agreement and act of the said corporation.

WITNESS, my hand on this 29th day of April, 2005.

/s/ Charles Badlato
Charles Badlato, Assistant Secretary